POWER OF ATTORNEY

The undersigned, BlackRock Inc., a corporation duly organized under the laws of the State of Delaware, United States
(the "Company"), does hereby make, constitute and appoint
each of  Robert Connolly,Howard Surloff, Edward Baer, James
DesMarais, Bartholomew Battista, Dan Waltcher, Vincent Tritto,
Karen Clark, Denis Molleur,Daniel Ronnen, Daniel Moonay, Nicholas Hall, Con Tzatzakis and Junichi Yoshioka acting severally, as its true and lawful attorneys-in-fact,for the purpose of, from time to time, executing in its name and on its behalf, whether the
Company is acting individually or as representative of others, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, "documents") determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or
regulatory authority, including without limitation Forms 3, 4,5, 13D,13F and 13G and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to each such attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by
virtue hereof.   Any such determination by an attorney-in-fact named
herein shall be conclusively evidenced by such person's execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall expressly revoke the power of attorney dated February 5, 2007 in respect of the subject matter hereof, shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing by the Company, or, in respect of any attorney-in-fact named herein, until such person ceases to be an employee of the Company or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 11th day of January 2008.

BLACKROCK, INC.


By:_ _/s/ Robert W. Doll, Jr.
Name: Robert W. Doll, Jr.
Title: Vice Chairman